BOWL AMERICA INCORPORATED
       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENTS

    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 2, 2003

TO THE HOLDERS OF CLASS A AND CLASS B
COMMON STOCK OF BOWL AMERICA INCORPORATED

  The annual meeting of stockholders of Bowl America Incorporated will be held at the Corporation's office situated at 6446 Edsall Road, Alexandria, Virginia 22312 (East Exit off Shirley Highway), on Tuesday December 2, 2003, at 11:00 a.m., for the following purposes:
  (1) To elect a Board of Directors to serve until the next annual meeting.
  (2) To transact such other business as may properly be brought before the meeting and any adjournments thereof.
  Only stockholders of record at the close of business October 15, 2003, are entitled to vote at the meeting. The stock transfer books will not be closed.
  You are cordially invited to attend the meeting in person. If you do not expect to be present, please sign, date, and mail the enclosed proxy, the postage for which has been provided. Prompt response is helpful, and your cooperation will be appreciated. If after signing and returning the enclosed proxy, you find you are able to attend the meeting, you will have an opportunity to withdraw your proxy and vote in person.

By Order of the Board of Directors
A. Joseph Levy
Secretary

Dated October 25, 2003

                             PROXY STATEMENT

                   For Annual Meeting of Stockholders
                        To be held December 2, 2003

  The principal office of the Corporation is situated at 6446 Edsall Road, Alexandria, Virginia 22312.
  The accompanying proxy is solicited by the Board of Directors; and when such proxy is properly signed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted for the election of directors.
  Solicitation of proxies will be primarily by mail. Proxies may also be solicited by directors, officers, and employees of the Corporation personally or by telephone or telegraph. The Corporation will bear the cost of all such solicitations.
  The proxy may be revoked at any time prior to its exercise by giving notice of the revocation to the Secretary of the Corporation in writing at any time prior to the meeting and orally at the meeting at any time prior to the vote.
  This statement is being mailed on or about October 25, 2003.



                             VOTING SECURITIES

  Each of the issued and outstanding 3,670,112 shares of the Corporation's Class A Common Stock, par value of $.10 per share, is entitled to one vote. Each of the issued and outstanding 1,468,462 shares of the Corporation's Class B Common Stock, par value of $.10 per share, is entitled to ten votes. The total number of Class A and Class B shares of Common Stock issued and outstanding is 5,138,574 shares, with the Class A stockholders having 3,670,112 votes, and the Class B stockholders having 14,684,620 votes. The price of the Corporation's Class A Common Stock on September 29, 2003, on the American Stock Exchange was $12.95. The Class B Common Stock is not traded. Only stockholders of record at the close of business on October 15, 2003, are entitled to vote at the meeting and adjournment thereof. The Class A Common Stockholders are entitled to elect two directors and the Class B Common Stockholders are entitled to elect six directors.
  Votes cast by proxy or in person at the Annual Meeting will be tabulated by tellers appointed by the Company. The number of shares represented at the meeting in person or by proxy, including abstentions, will determine whether or not a quorum is present. Abstentions will not be voted on any matter submitted to the stockholders for a vote.
  Shares on a Broker's Proxy that lack discretionary authority to vote on a particular matter will not be considered as present and entitled to vote by the tellers.

                             ANNUAL REPORTS

  A copy of the annual report and Form 10-K of the Corporation for the fiscal year ending June 29, 2003, which has been filed with the Securities and Exchange Commission, was mailed to you on October 2, 2003 or is enclosed with this statement.


       ELECTION OF DIRECTORS AND SECURITY OWNERSHIP OF MANAGEMENT

  The holders of the Class A Common Stock are entitled to elect two Directors of the Corporation and the holders of the Class B Common Stock are entitled to elect six Directors of the Corporation to hold office until the next Annual Meeting of the stockholders and until their successors shall have been elected and qualified. The management recommends the election of the nominees listed below as Directors. All of the nominees are presently Directors and constituted the Board of Directors for the past year. In the event any of these nominees becomes unavailable for election, it is intended that the proxies will be voted for the election of such other persons as management shall designate. Management has no reason to believe that any nominee will be unavailable.
  The following table also shows the beneficial ownership of shares of the Corporation's Class A and Class B Common stock as of September 29, 2003 by all directors including executive officers, all of whom are directors, and by all directors and executive officers as a group.


                                                                                                               Percentage of Total
                                                                Shares of Class A        Shares of Class B    Votes Eligible to be
                                                                 Common Stock of          Common Stock of      Cast of Class A & B
Name of Director and Nominees                                      Corporation              Corporation            Common Stock
for Election; Principal Occupation;                             Beneficially Owned      Beneficially Owned       Beneficially Owned
Positions and Offices with the                Periods Served  Directly or Indirectly Directly or Indirectly  Directly or Indirectly
Corporation                             Age   As a Director    on September 29, 2003  on September 29, 2003   on September 29, 2003

                                 NOMINEES FOR ELECTION BY CLASS A COMMON STOCK

Warren T. Braham, Retired Attorney       71   August 1, 1978               1,978                     247                 .02
                                                  to date

Allan L. Sher, Retired Senior            71   February 5, 1997            52,500                       0                 .28
 Executive of Securities Brokerage                to date
 Industry

                                  NOMINEES FOR ELECTION BY CLASS B COMMON STOCK

Merle Fabian, Retired Librarian          65      March 20, 1990          226,319(1)              234,533(1)            14.0
                                                   to date

Leslie H. Goldberg, President of         73    December 5, 1972          499,233(2)              500,997(2)            30.0
 the Corporation since February 1, 1976            to date

Stanley H. Katzman, Retired Senior       63    December 2, 1997          195,502(3)              189,444(3)            11.4
 Computer Specialist, National                     to date
 Institutes of Health

A. Joseph Levy, Retired Merchant;        69      June 21, 1988            94,680(4)               53,945(4)             3.4
 Senior Vice President and Secretary               to date
 of the Corporation since December 2,1997

Ruth E. Macklin,(2) Retired Educator;    74     February 14, 1978        184,585(5)              183,407(5)            11.0
 Senior Vice President and                         to date
 Treasurer of the Corporation
 since December 4, 1990

Irvin Clark, General Manager             70     December 1, 1998           8,236(6)                    0                .04
 of the Corporation since                          to date
 January 1, 1999(7)
All Directors and Executive Officers
 as a group                                                            1,263,033               1,162,573               70.1


(1) Does not include 155,898 shares each of Class A and Class B Common Stock held as co-trustee with Leslie H. Goldberg, the amount of said shares are included in the number of shares held by Mr. Goldberg-see footnote 2.
(2) Includes 155,898 shares each of Class A and Class B Common Stock held as co-trustee with Merle Fabian.
(3) Includes 181,396 shares each of Class A and Class B Common Stock held by Mr. Katzman as co-trustee.
(4) The shares of stock are owned by the Levy Family LTD Partnership.
(5) Includes 19,586 shares of Class A and 51,198 shares of Class B Common Stock held by Ms. Macklin as co-trustee.
(6) Includes 38 shares of Class A held by Mr. Clark's wife.
(7) Prior to 1999, Mr. Clark served as Director of Operations for Bowl America Inc.

   There is sole disposition and voting power of all the shares directly owned by the directors, and sole disposition and voting power of the shares held by the directors' respective spouses are vested in such spouses.
   Mr. Warren Braham is the only nominee for Director who is on the Board of Directors of another public corporation. Mr. Braham is on the Board of Direc-tors of Amendment I, Inc., a newspaper. Mr. Allan L. Sher is an outside director and trustee of three of Sun America's Mutual Funds.
   Mr. Leslie H. Goldberg and Ms. Merle Fabian are brother and sister.
Together they own directly or indirectly 725,552 shares of Class A Common Stock and 735,530 shares of Class B Common Stock of the Corporation.
   As of the last filing of Form 13-G with the Securities and Exchange Commission, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 251,647 shares of Bowl America Incorporated Class A Common Stock as of December 31, 2001 which amounts to 6.90% of the outstanding Class A Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
  Ida Goldberg, the widow of C. Edward Goldberg, owns directly 8,881 shares and 127,615 shares as trustee, of Class B Common Stock which amounts to approximately 9.3% of the outstanding Class B Common Stock. She also owns directly 26,296 shares and 127,615 shares as trustee, of Class A Common
Stock. Mrs. Goldberg is a trustee with Mr. Leslie H. Goldberg and Ms. Merle Fabian of 155,898 shares each of Class A and Class B Common Stock, which shares are shown in the preceding table.
   Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stock are required to report, within specified due dates, their initial ownership in any class of the Corporation's common stock and all subsequent acquisitions, dispositions, or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Corporation's directors and officers satisfied such filing requirements.
The foregoing is based upon written representations and information provided to the Corporation by the persons required to make such filings.

                  TRANSACTIONS WITH DIRECTORS AND OFFICERS

   The Directors of the Corporation who are not officers receive a fee for attendance at each Board of Directors meeting. During the past fiscal year the fee was $1,150.00 for each meeting. In addition, members of the audit and compensation committee receive $850.00 per committee meeting attended, except the committee chairman, who receives an annual fee of $15,000. The Board of Directors meets quarterly, and there were four Board meetings this past fiscal year. All the Directors attended all of such meetings except A. Joseph Levy and Stanley Katzman, each of whom did not attend one meeting. The Corporation's audit and compensation committee consists of directors Warren Braham, Allan L. Sher, and Stanley Katzman all of whom are independent directors. The committee met four times in the past fiscal year with full attendance at each meeting except for Stanley Katzman who did not attend one meeting. There is no nominating committee or committee performing a similar function. All directors attended 75% or more of the total meetings of the Board and Committees on which he or she served.
   The Corporation's Employment Agreement with Mr. Leslie H. Goldberg (73 years old) dated July 1, 2002 expired June 29, 2003 and was extended to the end of the next fiscal year. This agreement provides for an annual salary of $102,000 with an annual bonus of 2% of the Corporation's and its subsidiaries' consolidated annual net income prior to income taxes, in excess of $2,500,000. In the event that he leaves the employ of the Corporation at the termination of the contract or becomes disabled during the term thereof so that he cannot carry on his duties as President, he shall act as a consultant and shall receive one-half the average of his previous three years compensation for a term equal to the number of years that he had been President of the Corporation.
   The Corporation's Employment Agreement with Mr. Irvin Clark (70 years old) as General Manager is for a term of one year commencing January 1, 2003 and expiring on December 31, 2003. This agreement provides for an annual salary of $150,000.00.
   The other executive officers of the Corporation are A. Joseph Levy (Senior Vice President and Secretary), 69 years old, and Ms. Macklin (Senior Vice President and Treasurer), 74 years old. Both are major stockholders.
   Mr. C. Edward Goldberg died on February 28, 1990 and pursuant to the Corpor-ation's agreement with Mr. Goldberg it is required to pay Ida Goldberg, his widow, the sum of $20,000 per year, payable in monthly installments for her life.


                            FINANCIAL STATEMENTS
             Report of the Audit Committee on Financial Statements

   The Audit Committee oversees the financial reporting process, the systems of internal accounting and financial controls, the performance and independence of the independent auditors, the annual audit of Bowl America Incorporated's financial statements and related matters. The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the American Stock Exchange. A copy of the Audit Committee charter, as amended on September 25, 2003, is attached as Appendix A to this proxy statement.
   The Audit Committee: (1) reviewed and discussed with management Bowl America's audited financial statements for the year ended June 29, 2003;
(2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended by Statement on Auditing Standards No. 90, "Audit Committee Communications";
(3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees"; (4) considered whether the provision of non-audit services is compatible with maintaining the auditors' independence; and (5) discussed with the auditors the auditors' independence.
   Based on the review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended
June 29, 2003, be included in Bowl America Incorporated's Annual Report on
Form 10-K for filing with the Securities and Exchange Commission.

                              The Audit Committee
Warren T. Braham, Chairman         Allan L. Sher           Stanley H. Katzman

             AUDIT AND CONSULTING FEES PAID TO PRINCIPAL AUDITOR
   Deloitte & Touche LLP acts as the principal auditor for Bowl America Incorporated and provides certain consulting services. For the fiscal year 2003, Deloitte & Touche charged the following audit and consulting fees.
   AUDIT FEES - Fees incurred in the audit of Bowl America's annual financial statements and the quarterly reviews of Bowl America's interim reports were $104,900.
   ALL OTHER FEES - Fees of $36,250 related to matters not described above, including income tax services and advice of $34,050, and reviews required by non-regulatory bodies of $2,200. No financial information systems design and implementation services were rendered by the auditor.

                           EXECUTIVE COMPENSATION

   The following table shows the compensation received by the President, who is the Chief Executive Officer, for the three fiscal years ending June 29, 2003. The other executive officers, namely A. Joseph Levy, Senior Vice President and Secretary and Ruth E. Macklin, Senior Vice President and Treasurer receive com-pensation of less than $100,000 per year. In fiscal 2003, A. Joseph Levy and Ms. Macklin each received compensation of $8,500 for the fiscal year. There are no restricted stock awards, no stock option grants and no stock appreciation rights. There is no pension plan.

                          SUMMARY COMPENSATION TABLE

         ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
   (1)              (2)      (3)        (4)       (5)         (6)         (7)        (8)        (9)
Name and                                         Other     Restricted
Principal          Fiscal                        Annual       Stock      Options/   LTIP       All Other
Position            Year    Salary     Bonus   Compensation   Awards      SAR's(#)  Payouts   Compensation

Leslie Goldberg,   2003    $102,000  $ 69,708     $9,041       $0            0         $0         $0
 President and     2002    $102,000  $ 68,531     $7,134       $0            0         $0         $0
 Chief Executive   2001    $102,000  $ 78,192     $8,136       $0            0         $0         $0
 Officer


   The Compensation Committee has the responsibility for negotiating the compensation of the President, Leslie H. Goldberg, who is the Chief Executive Officer of the Corporation. The President is responsible for determining the compensation of the other executive officers and all other management employees. The Committee, in negotiating the President's compensation, takes into account his performance and his contribution to the Corporation's functions. The Committee thought it important that there be an incentive which is accomplished by a bonus based on the income of the Corporation. The terms of the President's current contract are the same as the terms of his prior contract. The President does not participate in the Profit Sharing Plan or in the Employee Stock Ownership Plan.

                            The Compensation Committee

Warren T. Braham, Chairman           Allan L. Sher          Stanley H. Katzman

                 SHAREHOLDER RETURN PERFORMANCE PRESENTATION

   The following graph shows changes over the past five fiscal year periods in the value of $100 invested in (1) Bowl America Incorporated Class A Common Stock, (2) the American Stock Exchange Market Index, and (3) the Peer Group consisting of 10 companies in the business Industry Group No.715, Sporting Activities. It is assumed that all dividends were reinvested.

                COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
       AMONG BOWL AMERICA INC., AMEX MARKET INDEX AND PEER GROUP INDEX

                                            FISCAL YEAR ENDING
COMPANY                     1998     1999     2000     2001     2002     2003

BOWL AMERICA INC.            100    83.35   104.54   145.59   173.74   187.59
AMEX MARKET INDEX            100   109.74   131.83   120.58   104.26   111.04
PEER GROUP INDEX             100   131.65    63.47    58.35    43.82    32.63

                                PROFIT SHARING PLAN

   The Board of Directors adopted a profit sharing plan for its employees which became effective on June 29, 1975, and which has been approved by the Internal Revenue Service. The following table shows the name of each person named in the preceding table and shows for each named person and for all of the Directors and Officers of the Corporation as a group, the amount allocated to their accounts in trust from the contributions of the Corporation for the fiscal year ending June 29, 2003 under its employees' profit sharing plan in Column (B), from contributions since the inception of the plan in Column (C), and from other accruals under the plan in Column (D), which accruals consist of a share of forfeitures resulting from employees covered by the plan who leave the Corpor-ation's employment and interest on plan investments.

          A                      B                 C              D
Leslie H. Goldberg              -0-             $82,390        $386,019
All Directors and Officers
 including the one named above
 and Director Irvin Clark      $2,493          $134,191        $623,208

   Directors as such do not participate in the Corporation's employee profit sharing plan. All employees, including officers of the Corporation, are eligible to commence participation under the Plan after completing a minimum of 1,000 hours continuous employment during the Corporation's fiscal year. Actual payment of accounts to participants or their beneficiaries is deferred until retirement, disability, or death. In the event of termination of employment, the vested portion, if any, is paid. Accounts become vested after three years of service according to a graduated scale until 100% is vested after seven years of service. No estimate can be made of the annual benefits on the retirement of a particular person because the amount set aside each year depends on the earnings of the Corporation for such year. The amount of the contribution is within the discretion of the Corporation's Board of Directors and can only be paid from profits. The Board of Directors made a contribution of $145,000 including any expenses incurred by the Trust paid by the Corpora-tion for the fiscal year 2003. The contribution is made to a trust (Bowl America Incorporated Profit Sharing Trust). Contributions of the Corporation to the trust and forfeitures of terminated members are allocated in proportion to compensation paid by the Corporation. Employees exercise independent control over the investment of funds allocated in their accounts. Earnings or losses are posted to the accounts daily. Employees may change their investment choices at any time. No Executive Officer or Director except Irvin Clark participates in the plan.

                    1987 EMPLOYEE STOCK OWNERSHIP PLAN

   The Board of Directors adopted the Bowl America Incorporated 1987 Employee Stock Ownership Plan (the "ESOP") on March 31, 1987, and secured a satisfactory ruling from the Internal Revenue Service. All employees of the Corporation and certain subsidiaries become participants on the last day of the fiscal year or December 29 following the date on which they have been employed for one year with at least 1,000 hours of service. The Board of Directors of the Corpora-tion has the discretion to declare each year a cash amount or a specified number of shares of Class A Common Stock ("Common Stock") that will be contri-buted to the ESOP. On June 24, 2003, the Board of Directors made a contribution valued at $145,000 including 4,206 shares and any expenses incurred by the Plan which were paid by the Corporation for fiscal year 2003. Corporation contributions are allocated to employees who are participants on the last day of the fiscal year through a formula based upon the participant's compensation. Employee contributions to the ESOP are not permitted. The trustees of the ESOP, Donald Armel and Michael Dick, have the exclusive authority to manage the trust in which ESOP contributions are deposited and are obligated to invest the cash portion of ESOP contributions primarily in the Corporation's Common Stock. The trustees are permitted to borrow money to purchase Common Stock for the trust.
   As of the last day of the fiscal year, eligible participants are credited with their proportionate share of the trust's assets. A participant's interest vests and is nonforfeitable if while employed by the Corporation or participating subsidiaries he or she attains at least 65 years of age, becomes totally or permanently disabled or dies. Also, a participant's interest vests and is nonforfeitable to the extent and in the percentage set forth in a schedule in the ESOP. Under this schedule, a participant's interest is 100 percent vested after seven years of service. Vested amounts are distributed upon retirement, disability, or death. If termination of service occurs prior to the occurrence of those events, payment may be made or deferred until the participant attains age 65. As determined by the participant, distributions are made in cash or Common Stock.
  The Corporation may terminate or amend the ESOP but not in such a way as would adversely affect any participant's vested benefits. The trustees have the right to vote the Common Stock in the trust subject to the direction of each participant with respect to the shares allocated to his or her account.
  As of the end of fiscal 2003, there were 693 participants in the ESOP. No Executive Officer or Director except Irvin Clark participates in the Plan.
All employees as a group will receive an aggregate of 12,400 shares of Class A Common Stock.

                           PROPOSALS OF SECURITY HOLDERS

  Proposals of stockholders intended to be presented at the 2004 Annual Meeting, which presently is expected to be held in December 2004, must be received by the Secretary of the Corporation, 6446 Edsall Road, Alexandria, Virginia 22312 no later that June 25, 2004, in order for them to be considered for inclusion in the 2003 Proxy Statement. A stockholder desiring to submit a proposal to be voted on at the next year's Annual Meeting, but not desiring to have such proposal included in next year's Proxy Statement relating to that meeting, should submit such proposal to the Company by September 10, 2004. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.

     RELATIONSHIP OF CORPORATION WITH ITS AUDITORS DELOITTE & TOUCHE

  The Board of Directors and its Audit Committee have considered all of the professional services rendered by its auditors, Deloitte & Touche, and was of the opinion that these services had no effect on the independence of said accounting firm. The Board of Directors, prior to authorizing Deloitte & Touche to provide any non-audit services, considered that such services would have no effect on the independence of said accounting firm. A representative of Deloitte & Touche is expected to attend the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions. That firm is not and has never been financially interested in the Corporation or connected with it except as auditors, tax consultants and advisors.

                           OTHER MATTERS

  Management does not intend to bring any other matters before the meeting and does not know of any other matters to be brought before the meeting by any others. If any other matter should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors
A. Joseph Levy
Secretary


                                 APPENDIX A
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                             OF BOWL AMERICA INC.
                     (As amended on September 25, 2003)
Purpose
     The purpose of the Audit Committee of the Board of Directors of Bowl America Inc. (the "Company") is to assist the Board in its oversight of:

  * the integrity of the Company's financial statements;
  * the Company's compliance with legal and regulatory requirements;
  * the independent auditor's qualifications, independence and performance; and
  * the performance of the Company's internal audit function.

Membership
     The Committee will consist of not less than three members of the Board of Directors who must meet the independence and experience requirements of the SEC and American Stock Exchange (the "Amex"). Those rules require, among other things that:

  * the director have no material relationship with the Company (other than as a director or as a beneficial owner of not more than 10% of the outstanding shares of common stock of the Company);
  * each member to be deemed by the Board to be "financially literate" (or be able to become so within a reasonable time after appointment) and, when required by law, at least one member of which must be an "audit committee financial expert"; and
  * no member receive consulting or other fees (other than Board or Committee fees) from the Company.

Authority and Responsibilities
     In pursuit of the purposes set forth above, the authority and resonsibilities of the Audit Committee shall include the following:

     1. Review of Committee Charter and Performance. The Committee shall review and assess the adequacy of this charter at least annually and shall submit any recommended changes to the Board for approval. The Committee shall annually review its own performance.

     2. Meetings and Subcommittees. The Committee shall, absent unusual circumstances, meet at least quarterly. The Committee shall meet separately and periodically (absent unusual circumstances, at least twice per year) with management, the independent auditor and the internal auditor. The Committee may form and delegate authority to subcommittees when appropriate.

     3. Advisors. The Committee shall have the authority to engage outside legal, accounting and other advisors without Board approval.

     4. Oversight of Independent Auditor. The Committee shall be soley responsible for the appointment, replacement and oversight of the independence and performance of the independent auditor, who shall report directly to the Committee. Such responsibility shall include:

 * resolution of disagreements between the independent auditor and management;
 * review of the annual written report from the independent auditor discussing all relationships between the auditor and the Company, discussing with the auditor of any such disclosed relationships and their impact on the independent auditor's independence, and the taking of appropriate action in response to the auditor's report relating to the auditor's independence;
 * establishment of policies for the Company's hiring of employees or former employees of the independent auditor; and
 * preapproval of all audit and non-audit services rendered to the Company by the independent auditor.

     5. Reports of the Committee. The Committee shall make regular reports to the Board and shall prepare the report of the Committee required under
Item 306 of the SEC's Regulation S-K to be included in the Company's annual proxy statement stating whether the Committee:

 * reviewed and discussed the audited financial statements with management;
 * discussed with the independent auditor the matters required to be discussed by AICPA Statement on Auditing Standards No. 61 ("SAS 61");
 * received the written disclosures from the auditor relating to its independence required by Independence Standards Board Standard No. 1; and
 * recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     6.  Whistle Blower Procedures.   When required to do so by AMEX rules
approved by the SEC, the Committee shall establish and implement procedures to receive, retain and address complaints regarding accounting and auditing matters, including procedures for employees' anonymous submissions of concerns.

     7. Annual Audited Financial Statements. The Committee shall review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" (the "MD&A") portion of the Annual Report on Form 10-K, and shall recommend to the Board whether the audited financial statements should be included in the Form 10-K. In that connection, the Committee shall discuss with the independent auditor the matters required to be discussed by SAS 61 relating to the audit.

     8. Quarterly Financial Statements. The Committee shall discuss with management and the independent auditor the Company's unaudited quarterly financial statements prior to the filing of its Form 10-Q.

     9. Quarterly CEO and CFO Certifications. The Committee shall receive the quarterly disclosures required to be made to the Committee by the CEO and CFO in their certifications included in the Company's Forms 10-Q and 10-K relating to:
 * all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data; and
 * any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

     10. Reports From and Discussions With the Independent Auditor. The Committee shall receive from and discuss with the independent auditor periodic reports relating to:

 * any critical accounting policies and practices to be used;
 * alternative treatments within GAAP discussed with management, the effects of using or not using such treatments and the independent auditor's preferred treatment;
 * any management letter, schedule of unadjusted differences or other material written communications with management;
 * the independent audit firm's internal quality control procedures;
 * any material issues raised by the most recent internal quality-control review of the independent audit firm, or any inquiry or investigation by governmental or professional authorities relating to an audit, and steps to be taken to deal with any such issues;
 * any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, any significant disagreements with management and management's response to all such difficulties;
 * analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;
 * the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on financial statements of the Company; and
 * earnings press releases (paying particular attention to any use of any "pro forma" or "adjusted" non-GAAP information) and financial information and earnings guidance provided to shareholders, analysts and rating agencies.

     11. Earnings Releases. The Committee shall periodically review the Company's earnings press releases and financial information and earnings guidance provided by the Company to shareholders, analysts and rating agencies.

     12. Risk Assessment and Management. The Committee shall review with management and the independent auditor compliance with laws, regulations and internal procedures and contingent liabilities and discuss policies with respect to risk assessment and risk management.

     13. Internal Audit Function. The Committee shall review with the independent auditor the adequacy of the Company's internal controls, including computerized information system controls and security.